China Architectural Engineering Announces Sharp Rise for Second Quarter 2008

Revenues Exceed Prior Guidance as Company Continues Rapid Expansion into International Markets

ZHUHAI, China & LOS ANGELES--China Architectural Engineering, Inc. (CAE) (NASDAQ:CAEI), a leader in the design, engineering, fabrication and installation of high-end building envelope systems, today reported record financial results for its second quarter ended June 30, 2008.

Revenues for the quarter totaled $41.38 million, up 113% from $19.45 million in the second quarter of 2007. The second quarter 2008 figure not only was a record for the Company, but it also sharply exceeded earlier guidance, provided on June 10, 2008, of $32 million to $35 million. CAE attributed the sharp revenue increase both to continued robust business growth in its home market of China and rapid expansion in new markets such as the Middle East and the U.S.

Net income for the second quarter of 2008 was $7.58 million, or $0.14 per fully diluted share, up 75% on a per-share basis from $4.28 million, or $0.08 per fully diluted share, in the second quarter of 2007. The second-quarter 2008 net income is near the high end of earlier guidance for net in the range of $6.7 million to $7.8 million.

During the second quarter, the Company was awarded its first U.S. project, an $11.6 million contract to supply and install the curtain wall for a 21-story luxury condominium building in New York City. It also was awarded a $15 million contract to design, construct and install curtain wall systems for the “Silicon Valley” development in Guangzhou, China, and it began recognizing revenues from contracts, awarded in the first quarter, to design, engineer, fabricate and install external envelopes for stations of the Dubai Metro System’s Red Line.

International Growth Strategy Expected to Accelerate Expansion

Ken Yi Luo, China Architectural Engineering’s Chairman and CEO, commented, “The strong results in the second quarter of 2008 show how rapidly CAE is gaining market share in the most vibrant construction markets of the world, including China, the Persian Gulf and the United States. This quarter saw us reach a pair of important milestones - the establishment of our U.S. operation, led by construction industry veteran John Anderson, and the winning of our first U.S. contract. We also started recognizing revenues from our previously-announced Dubai Metro System project. As our global business continues to grow into the third quarter and beyond, we see 2008 shaping up as a true breakthrough year for CAE and our shareholders.”

For the first six months of 2008, CAE revenues totaled $66.73 million, up 97% from $33.88 million in the first six months of 2007. Net income for the first six months of 2008 was $12.75 million, or $0.24 per fully diluted share, up 100% on a per-share basis from $5.97 million, or $0.12 per fully diluted share, in the first six months of 2007.

April 2008 Financing Boosts Cash Position

On the balance sheet, the Company reported cash and cash equivalents of $17.76 million on June 30, 2008, up from $4.04 million on December 31, 2007. The increase was due primarily to a $20 million financing transaction package, completed in April 2008, involving a group of investors including ABN AMRO N.V. and CITIC Allco Investments Ltd. (an investment fund managed by CITIC Capital Finance Ltd., a leading China focused investment management firm under the umbrella of the CITIC Group).

Company Expects Record Third Quarter Results; Expects Significant Increase in Backlog in Second Half 2008

CAE also today reported guidance for the third quarter ending September 30, 2008. It projects revenues for the quarter ranging from $45 million to $53 million, or at least 66% above revenues of $27.1 million in the third quarter of 2007. It projects net income of $8.0 million to $10.0 million, or $0.14 to $0.18 per fully diluted share, up at least 156% from $3.13 million, or $0.06 per fully diluted share, in the third quarter of 2007.

The total backlog of projects expected to produce revenue as of June 30, 2008 now stands at $240 million, up from $208 million in the March report. The Company noted that this backlog figure is expected to increase significantly in the second half based on its current short-term sales pipeline of potential new large contract awards.

CAE defines backlog as the total anticipated revenue from projects already begun and upcoming projects for which contracts have been signed or awarded pending final signing. CAE views backlog as an important statistic in evaluating its level of sales activity and short-term sales trends in its business. It also cautions that backlog is only one indicator and not the most effective indicator of the ultimate profitability of its revenues.

To be added to China Architectural Engineering’s investor lists, please contact Haris Tajyar at htajyar@irintl.com or at 818-382-9702.

About China Architectural Engineering

China Architectural Engineering, Inc. (CAE) (NASDAQ:CAEI), which began operations in 1992, has maintained a leading position in the global commercial construction industry by providing timely, high-quality, reliable, fully integrated and cost-effective service solutions to its clients utilizing specialized technical expertise in the design, engineering, fabrication and construction of structural exterior cladding systems. It specializes in high-end curtain wall systems (including glass, stone & metal curtain walls), roofing systems, steel construction systems, eco-energy saving building conservation systems and related products, for public works and commercial real estate projects.

CAE has worked with world-renowned architects and building engineers from China and other countries and has completed over 100 large, complex and unique projects throughout China, Hong Kong, Macau, Australia and Southeast Asia, including numerous award-winning landmark buildings in many of Asia's major cities. It is now capitalizing on its industry-leading expertise by expanding aggressively beyond China into some of the most active construction markets in the world, including the Middle East, Central Asia, United States and Eastern Europe.

For further information on China Architectural Engineering please visit www.caebuilding.com.

Forward Looking Statements: In addition to historical information, the statements set forth above include forward-looking statements that may involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, uncertainty of contract negotiations and payments under existing contracts, the Company’s dependence on government contracts, changes in the laws of the PRC that affect the Company’s operations, fluctuation and unpredictability of costs related to the Company’s products and services, the Company’s dependence on the steel and aluminum markets, reduction or reversal of the Company’s recorded revenue or profits due to “percentage of completion” method of accounting and expenses and costs associated with the issuance of convertible bonds. The forward-looking statements are also identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s reports and other filings with the Securities and Exchange Commission.

CHINA ARCHITECTURAL ENGINEERING, INC.

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF INCOME FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 2008 AND 2007
(STATED IN US DOLLARS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Contract revenues earned	$41,380,189	$19,453,645	$66,729,495	$33,883,737
Cost of contract revenues earned	(28,038,332)	(11,961,163)	(44,942,086)	(23,493,770)

Gross profit	$13,341,857	$7,492,482	$21,787,409	$10,389,967

Selling, general and administrative expenses	(4,590,147)	(1,689,696)	(7,590,572)	(2,564,071)

Income from operations	$8,751,710	$5,802,786	$14,196,837	$7,825,896

Interest income	35,242	-	42,205	3,637
Interest expense	(1,197,889)	(572,379)	(1,532,026)	(576,459)
Other income	39,440	-	150,602	-

Income before taxation	$7,628,503	$5,230,407	$12,857,618	$7,253,074

Income tax	(69,613)	(937,630)	(116,980)	(1,264,678)
Equity loss and minority interests	18,893	(14,277)	10,863	(14,277)

Net income	$7,577,783	$4,278,500	$12,751,501	$5,974,119

Earnings per share:
Basic	$0.15	$0.09	$0.25	$0.12
Diluted	$0.14	$0.08	$0.24	$0.11

Weighted average shares outstanding:
Basic	51,812,477	50,000,000	51,832,946	50,000,000
Diluted	55,549,949	59,588,586	55,550,770	54,794,293

CHINA ARCHITECTURAL ENGINEERING, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2008 AND DECEMBER 31, 2007
(STATED IN US DOLLARS)

	June 30, 2008	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$17,763,812	$4,040,168
Restricted cash	96,808	595,016
Contract receivables, net	66,379,142	13,047,559
Costs and earnings in excess of billings	25,957,723	57,488,693
Job disbursements advances	-	2,454,106
Tender and other site deposits	-	83,046
Other receivables	13,806,200	6,640,865
Inventories	379,441	528,743
Deferred income taxes	2,383	-
Other current assets	1,164,204	109,533
Total current assets	125,549,713	84,987,729

Non-current assets
Plant and equipment, net	3,410,794	2,582,554
Intangible Assets	5,130	70,386
Organization cost	-	92,741
Goodwill	7,995,896	7,995,896
Other non-current asset	-	7,505

TOTAL ASSETS	$136,961,533	$95,736,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term bank loans	$1,155,390	$2,578,550
Accounts payable	24,570,686	18,737,771
Billings in excess of costs and earnings	2,029,965	757,079
Amount due to shareholder	1,319,991	1,334,856
Other payables	6,519,213	9,193,186
Income tax payable	2,685,582	2,673,643
Business and other taxes payable	3,281,436	3,538,336
Other Accrual	1,282,048	499,684
Total current liabilities	42,844,311	39,313,105

Non-current liabilities
Long term bank loans	$1,839,440	$443,881
Convertible bond payable, net	24,924,040	3,465,741
Minority interest	20,706	49,482

TOTAL LIABILITIES	$69,628,497	$43,272,209

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2008 and December 31, 2007; Common stock, $0.001 par value, 100,000,000 shares authorized, 51,885,446 and 51,783,416 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	$51,886	$51,784

Additional paid in capital	21,656,684	23,665,558
Statutory reserves	3,040,595	3,040,595
Accumulated other comprehensive income	6,018,534	1,892,829
Retained earnings	36,565,337	23,813,836
	67,333,036	52,464,602
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$136,961,533	$95,736,811

Contact:

At Investor Relations Intl:
Haris Tajyar, Managing Partner
818-382-9702
htajyar@irintl.com